Exhibit 5.1

Reed Smith LLP

1841 Page Mill Road

Suite 110

Palo Alto, CA 94304

+1 650 352 0500

reedsmith.com

October 22, 2026

Jaguar Health, Inc.

200 Pine Street, Suite 400

San Francisco, California 94104

Ladies and Gentlemen:

We have acted as counsel to Jaguar Health, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering the offer and sale under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of the following:

(i)	common stock, $0.0001 par value per share (the “Common Stock”);

(ii)	preferred stock, $0.0001 par value per share (the “Preferred Stock”);

(iii)

warrants to purchase Common Stock and/or Preferred Stock (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”);

(iv)

subscription rights to purchase Common Stock, Preferred Stock and/or Warrants (the “Rights”), which may be issued pursuant to a rights agreement and certificates issued thereunder, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (each, a “Rights Agreement”); and

(v)

units comprised of one or more shares of Common Stock, Preferred Stock, Warrants and Rights, in any combination (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”).

The Common Stock, the Preferred Stock, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities.” The Registration Statement relates to the registration of the offer and sale of the Securities to be offered and sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The maximum aggregate public offering price of the Securities being registered is $75,000,000. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement. In connection with this opinion, we have examined the Company’s Third Amended and Restated Certificate of Incorporation, as amended through the date hereof, and Amended and Restated Bylaws, as amended through the date hereof, each as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers or public officials and other instruments as we have deemed necessary or advisable, and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicated or conformed copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal, Delaware and New York laws, in the manner presently proposed.

The opinions set forth below are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We have assumed that the Warrant Agreement, Rights Agreement and Unit Agreement will each be duly authorized, executed, and delivered by the warrant agent, rights agent and unit agent, respectively, thereunder. With respect to our opinion as to the Common Stock and Securities convertible into or exercisable for shares of Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and available for issuance under the Company’s certificate of incorporation as then in effect and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock convertible into Common Stock, or Warrants or Rights exercisable for Common Stock or any Units of such Securities) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock and Securities convertible into or exercisable for shares of Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and available for issuance under the Company’s certificate of incorporation as then in effect and that the consideration for the issuance and sale of the Preferred Stock (or Warrants or Rights exercisable for Preferred Stock or any Units of such Securities) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants, Rights or Units offered under the Registration Statement, and the related Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is effective under the Securities Act.

This opinion is based solely on the General Corporation Law of the State of Delaware now in effect and, as to the Warrants, the Rights, and the Units constituting binding obligations of the Company, insofar as such securities are governed by New York law, the existing internal laws of the State of New York now in effect. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s board of directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus or prospectus supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Common Stock are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable shares of Common Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s then operative certificate of incorporation and bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the applicable shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the applicable Underwriting Agreement, the applicable shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus or prospectus supplement with respect to the applicable shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Preferred Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) an appropriate certificate of incorporation or certificates of amendment or designation relating to a class or series of the applicable shares of Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of the State of Delaware prior to the issuance of the Preferred Stock, (vi) the terms of issuance and sale of shares of such applicable class or series of Preferred Stock have been duly established in conformity with the Company’s then operative certificate of incorporation and bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the applicable shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the applicable Underwriting Agreement, the applicable shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus or prospectus supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Warrants in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the applicable Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and applicable forms of warrant and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the applicable Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the applicable Underwriting Agreement, the applicable Warrants will constitute binding obligations of the Company.

4. With respect to the Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Rights Agreement and any certificates relating to the Rights have been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus or prospectus supplement with respect to the applicable Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Rights are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Rights in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the applicable Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and any applicable rights certificates and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the applicable Rights have been duly executed and countersigned in accordance with the Rights Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the applicable Underwriting Agreement, the applicable Rights will constitute binding obligations of the Company.

5. With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus or prospectus supplement with respect to the applicable Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Units are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Units in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the applicable Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and any applicable unit certificates, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the applicable Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the applicable Underwriting Agreement, the applicable Units will constitute binding obligations of the Company.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and further consent to all references to us under the caption “Legal Matters” in the prospectus that forms part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the applicable rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Reed Smith LLP
REED SMITH LLP